As filed with the Securities and Exchange Commission on June 27, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Idera Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3072298
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

167 Sidney Street Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

2013 Stock Incentive Plan

(Full Title of the Plan)

Sudhir Agrawal, D. Phil.

President and Chief Executive Officer

Idera Pharmaceuticals, Inc.

167 Sidney Street

Cambridge, Massachusetts 02139

(Name and Address of Agent For Service)

(617) 679-5500

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☑ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	6,000,000 shares (2)	$3.02 (3)	$18,118,302.25 (3)	$2,334.00

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Represents additional shares of Common Stock authorized for issuance under the 2013 Stock Incentive Plan.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of (i) $3.25, the weighted average exercise price of the 242,925 shares subject to outstanding stock option grants under the 2013 Stock Incentive Plan and (ii) $3.01, the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Capital Market on June 20, 2014 with respect to the 5,757,075 shares issuable under the 2013 Stock Incentive Plan that are not subject to outstanding awards.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 is filed to register the offer and sale of an additional 6,000,000 shares of the Registrant’s common stock, $0.001 par value per share, to be issued under the Registrant’s 2013 Stock Incentive Plan (the “2013 Plan”). In accordance with General Instruction E to Form S-8, except for Item 5 “Interests of Named Experts and Counsel” and Item 8 “Exhibits,” this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-191076, filed with the Securities and Exchange Commission (the “Commission”) on September 10, 2013, relating to the 2013 Plan.

Item 5. Interests of Named Experts and Counsel.

Wilmer Cutler Pickering Hale and Dorr LLP has opined as to the legality of the securities being offered by this Registration Statement.

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 27th day of June, 2014.

IDERA PHARMACEUTICALS, INC.

By:	/s/ Sudhir Agrawal
Sudhir Agrawal, D.Phil. President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Idera Pharmaceuticals, Inc., hereby severally constitute and appoint Sudhir Agrawal and Louis J. Arcudi, III, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Idera Pharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ SUDHIR AGRAWAL	President, Chief Executive Officer and Director (Principal Executive Officer)	June 27, 2014
Sudhir Agrawal, D. Phil.

/s/ LOUIS J. ARCUDI, III	Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)	June 27, 2014
Louis J. Arcudi, III, MBA

/s/ JAMES A. GERAGHTY	Chairman of the Board of Directors	June 27, 2014
James A. Geraghty

/s/ JULIAN C. BAKER	Director	June 27, 2014
Julian C. Baker

/s/ YOUSSEF EL ZEIN	Director	June 27, 2014
Youssef El Zein

/s/ MARK GOLDBERG	Director	June 27, 2014
Mark Goldberg, M.D.

/s/ ROBERT W. KARR	Director	June 27, 2014
Robert W. Karr, M.D.

/s/ MALCOLM MACCOSS	Director	June 27, 2014
Malcolm MacCoss, Ph.D.

/s/ KELVIN M. NEU	Director	June 27, 2014
Kelvin M. Neu, M.D.

/s/ WILLIAM S. REARDON	Director	June 27, 2014
William S. Reardon, CPA

/s/ EVE E. SLATER	Director	June 27, 2014
Eve E. Slater, M.D., F.A.C.C.

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

4.1(1)	Specimen Certificate for shares of Common Stock, $0.001 par value, of the Registrant

4.2	Restated Certificate of Incorporation of the Registrant, as amended

4.3(2)	Amended and Restated By-laws of the Registrant

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Ernst & Young LLP

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1 filed herewith)

24.1	Power of Attorney (included on the signature page of this Registration Statement)

99.1(3)	Idera Pharmaceuticals, Inc. 2013 Stock Incentive Plan, as amended

(1)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Registration Statement on Form S-1, dated December 8, 1995 (File No. 33-99024) and incorporated herein by reference.

(2)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Registration Statement on Form S-1, dated November 6, 1995, as amended (File No. 33-99024), and incorporated herein by reference.

(3)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Current Report on Form 8-K on June 13, 2014 (File No. 001-31918) and incorporated herein by reference.